SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

 ____________________
FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

 Date of Report (Date of earliest event reported):  November 24, 2010

 ZAGG Incorporated
 (Exact name of registrant as specified in its charter)

Nevada	001-34528	20-2559624
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3855 South 500 West, Suite J Salt Lake City, Utah	84115
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:   (801) 263-0699

___________________________________________________ (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01                      Other Events

On November 24, 2010, the executive officers of ZAGG Incorporated (the “Company”) determined that the Company should clarify certain public statements that had been made previously, in response to questions raised about the statements. The comments and the clarifications are as follows:

Merriman Investor Summit Comments

On November 15, 2010, Robert G. Pedersen II, the Company’s Chief Executive Officer, and Brandon T. O’Brien, the Company Chief Financial Officer, participated in the Merriman Investor Summit 2010 in New York, New York.  Mr. Pedersen gave a presentation regarding the Company and its prospects.  In the course of the presentation, Mr. Pedersen discussed the introduction of a new product, the ZAGGmate, for protection of the iPad device.  Mr. Pedersen described the ZAGGmate product and its features, its anticipated introduction date and pricing.  Mr. Pedersen further stated that the Company had received orders for “tens of thousands” of the ZAGGmate product and that companies “like a Best Buy” had ordered “millions of dollars” of the ZAGGmate product.  It has now come to the attention of the Company that some participants at the Merriman Investor Summit 2010 and others who have listened to a recording of the conference might have understood Mr. Pedersen to say that Best Buy had ordered “millions of dollars” of the ZAGGmate product.  As clarification to Mr. Pedersen’s remarks, the Company notes that as of November 15, 2010 it had received initial stocking orders for $1,500,000 of the ZAGGmate product from large, national indirect channel partners.  In addition, as of November 15, 2010 the Company had also received ZAGGmate product orders from other retail outlets, including on-line retailers.

Earnings Conference Call Comments

On November 9, 2010, the Company conducted its Third Quarter Earnings conference call.  Robert G. Pedersen II, the Company’s Chief Executive Officer, and Brandon T. O’Brien, the Company’s Chief Financial Officer, participated in the call on behalf of the Company.  During the question and answer portion of the conference call, Mr. O’Brien was asked questions about Best Buy’s right to return products sold by the Company to Best Buy.  In response, Mr. O’Brien stated that the Best Buy contract did not allow Best Buy to return products to the Company.  As clarification to Mr. O’Brien’s statement, the Company notes that Best Buy can return products to the Company under limited circumstances, including where products are defective or for other similar customary reasons.

This Form 8-K contains “forward-looking statements” within the meaning of the federal securities laws and is intended to qualify for the Safe Harbor from liability established by the Private Securities Litigation Reform Act of 1995, including statements regarding components of the Company’s 2010 revenues and the success of new product introductions.  Forward-looking statements also may be identified by the words such as "believes," "expects," "anticipates," "intends," "plans," "estimates" or similar expressions that indicate future events and trends.  These projections and statements are based on management’s estimates and assumptions with respect to future events and financial performance and are believed to be reasonable, though are inherently uncertain and difficult to predict. Actual results could differ materially from those projected as a result of certain factors. A discussion of factors that could cause results to vary is included in the Company’s periodic and other reports filed with the Securities and Exchange Commission.  ZAGG expressly disclaims any obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZAGG Incorporated

Date: November 30, 2010	By:	/s/ BRANDON T. O’BRIEN
Brandon T. O’Brien
Chief Financial Officer

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